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                                                                   EXHIBIT 10.24

                    EMPLOYMENT AND CONFIDENTIALITY AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into effective as of the 4th day of December, 1996, by and between HARBINGER CORPORATION ("HC"), including its wholly owned affiliates and Daniel L. Manack ("Employee"), an individual. For and in consideration of the mutual covenants described below, the parties hereto agree as follows:


1.       EMPLOYMENT.       HC agrees to employ or continue to employ Employee,
and Employee agrees to accept and continue such employment, upon the following terms and conditions.

2. DUTIES. (a) Employee shall assume the responsibilities and perform the Duties specified in EXHIBIT A ("Duties"). Such Duties may be revised from time to time at the sole discretion of HC. Employee agrees to devote his or her full time and energy to the furtherance of the business of HC and shall not during the term hereof work or perform services in any advisory or other capacity for any individual, firm, company, or corporation other than for HC without HC's prior written consent. This Agreement may be supplemented from time to time by rules and regulations of employment issued by HC, including, without limitation, such rules and regulations described in the HC employee handbook, and Employee agrees to adhere to these rules and regulations.

         (b) If Employee desires to perform any services during the term hereof for anyone other than HC, whether or not Employee is compensated, then Employee agrees to contact an officer of HC to discuss this matter. HC will review the request and advise Employee of HC's approval or disapproval of the proposed outside work, in HC's sole discretion. In making its decision, HC may consider such factors as whether the outside work may be harmful to the business of HC or interfere with Employee's ability to satisfactorily discharge his or her Duties, whether the outside work is based directly or indirectly on a business practice of HC or idea that was conceived by Employee while on HC's payroll, or whether such outside work could result in a violation of any covenants of Employee in this Agreement. In this case, HC will notify Employee of HC's approval or disapproval of such request to perform outside work within a reasonable period of time after HC is notified by Employee of the request to perform such services. Unless HC grants such approval in writing, Employee agrees to refrain from such outside work.

3.       COMPENSATION.     HC shall pay as compensation for all the services to
be rendered the salary and additional compensation, if any, described in EXHIBIT B (the "Employee Compensation") and as the Employee Compensation may be determined by HC in its sole discretion from time to time. HC's obligation to pay Employee any Employee Compensation shall cease upon termination of Employee's employment with HC. Employee's annual salary shall be prorated on a daily basis for the years in which Employee commences and terminates his or her employment relationship with HC.

4.       TERM AND TERMINATION.      This Agreement shall be effective upon
execution by the parties and shall remain in full force and effect for an indefinite period of time. The parties agree that Employee's term of employment may be terminated at any time, for any reason or for no reason, for cause or not for cause, with or without notice, by HC or Employee. Upon termination of employment for any reason, Employee shall return immediately to HC all documents, property, and other records of HC, and all copies thereof, within Employee's possession, custody or control, including but not limited to any materials containing any Trade Secrets or Confidential Information (as defined below) or any portion thereof.

5.       OWNERSHIP.

         (a) For purposes of this Agreement, "Work Product" shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Employee, whether prior to the date of this Agreement or in the future, either (i) while retained by HC and that have been or will be paid for by HC, or (ii) while employed by HC (whether developed during work hours or not). All Work Product shall be considered work made for hire by the Employee and owned by HC. If any of the Work Product may not, by operation of law, be considered work made for hire by Employee for HC, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in HC, Employee hereby assigns to HC, and upon the future creation thereof automatically assigns to HC, without further consideration, the ownership of all Work Product. HC shall have the right to obtain and hold in its own name copyrights, patents, registrations, and any other protection available in the Work Product. Employee agrees to perform, during or after Employee's employment, such further acts as may be necessary or desirable to transfer, perfect, and defend HC's ownership of the Work Product that are reasonably requested by HC.

         (b) Employee agrees that during the term of employment, any money or other remuneration received by Employee for services rendered to a customer or potential customer of HC shall be the property of HC.


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6.       TRADE SECRETS AND CONFIDENTIAL INFORMATION.

         (a) HC may disclose to Employee certain Trade Secrets and Confidential Information (defined below). Employee acknowledges and agrees that the Trade Secrets and Confidential Information are the sole and exclusive property of HC (or a third party providing such information to HC) and that HC or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right. Employee acknowledges and agrees that the disclosure of the Trade Secrets and Confidential Information to Employee does not confer upon Employee any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information. Employee may use the Trade Secrets and Confidential Information solely for the benefit of HC while Employee is employed or retained by HC. Except in the performance of services for HC, Employee will hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Trade Secrets or the Confidential Information or any portion thereof. Employee agrees to return to HC, upon request by HC, the Trade Secrets and Confidential Information and all materials relating thereto.

         (b) Employee's obligations under this Agreement with regard to the Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law. Employee acknowledges that its obligations with regard to the Confidential Information shall remain in effect while Employee is employed or retained by HC and for three (3) years thereafter. As used herein, "Trade Secrets" means information of HC, its licensors, suppliers, customers, or prospective licensors or customers, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. As used herein, "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential, including, but not limited to, future business plans, licensing strategies, advertising campaigns, information regarding executives and employees, and the terms and conditions of this Agreement.

7.       CUSTOMER NON-SOLICITATION.          Employee agrees that for a period
of eighteen (18) months immediately following termination of Employee's employment with HC for any reason, including, without limitation, voluntary resignation from employment by Employee ("Non-Solicitation Period"), Employee shall not, on Employee's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospect of HC, or any representative of any customer or prospect of HC, with a view to sale or providing of any deliverable or service competitive or potentially competitive with any deliverable or service sold or provided or under development by HC during the time of two (2) years immediately preceding cessation of Employee's employment with HC, provided that the restrictions set forth in this paragraph shall apply only to customers or prospects of HC, or representatives of customers or prospects of HC, with which Employee had contact during such two (2) year period. The actions prohibited by this paragraph shall not be engaged in by Employee directly or indirectly, whether as manager, salesperson, agent, technical support, sales, or service representative, or otherwise.

8.       EMPLOYEE NON-SOLICITATION.          Employee agrees that Employee shall
not call upon, solicit, recruit, or assist others in calling upon, recruiting or soliciting any person who is or was an employee of HC within the Non-Solicitation Period, for the purpose of having such person work in any other corporation, association, entity, or business engaged in providing any of the following: (i) development and operation of computer networks (the "Hosts") to facilitate electronic data interchange and electronic commerce ("EDI") transactions and cash management services; (ii) development, marketing, distribution, and licensing of personal computer, workstation and networking software to facilitate EDI and transaction processing and other communications with the Hosts; (iii) development, marketing, distribution, and licensing of software products for operation on personal computers and workstations relating to the performance of cash management services, including balance and transaction reporting, transfers, stop payments, account reconciliation, check writing, financial record keeping, messaging, and information services; and (iv) consulting, training, and implementation of the products and services described in (i), (ii) and (iii) above (collectively the "Company Business").

9.       NONCOMPETITION.   Employee agrees that, without the prior written
consent of HC, Employee shall not, so long as Employee is employed hereunder and for a period of one (1) year thereafter within the area described in EXHIBIT C (the "Territory"), directly or indirectly perform the Duties on behalf of any person, firm, corporation, or other entity in the Company Business, if the Company is also then still engaged in the Company Business.




10.      WARRANTIES OF EMPLOYEE.

         (a) Employee warrants to HC that (i) Employee is not presently under any contract or agreement with any party that will prevent Employee from performing




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the Duties assigned by HC, and (ii) Employee is not in breach of any agreement with respect to any trade secrets or confidential information owned by any other party.

         (b) Employee agrees to indemnify and hold harmless HC, any affiliated corporation, and their respective shareholders, directors, officers, agents, and employees, from and against any and all liability, including payment of attorneys' fees, arising directly or indirectly from a violation of Section 10(a).

11. EQUITABLE RELIEF. The parties to this Agreement acknowledge that a breach by Employee of any of the terms or conditions of this Agreement will result in irrevocable harm to HC and that the remedies at law for such breach may not adequately compensate HC for damages suffered. Accordingly, Employee agrees that in the event of such breach, HC shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit HC's right to any remedies at law, including the recovery of damages for breach of this Agreement.

12.      SEVERABILITY.     If any provision or part of any provision of this
Agreement is held invalid or unenforceable by a court of competent jurisdiction, such holding shall not affect the enforceability of any other provisions or parts thereof, and all other provisions and parts thereof shall continue in full force and effect.

13.      MISCELLANEOUS.    This Agreement shall not be amended or modified
except by a writing executed by both parties. This Agreement shall be binding upon and inure to the benefit of HC and its successors and assigns. Due to the personal nature of this Agreement, Employee shall not have the right to assign Employee's rights or obligations under this Agreement without the prior written consent of HC. This Agreement shall be governed by the laws of the States of Georgia, Michigan, Texas, and California without regard to its rules governing conflicts of law. This Agreement and the attached Exhibits represent the entire understanding of the parties concerning the subject matter hereof and supersede all prior communications, agreements and understandings, whether oral or written, relating to the subject matter hereof. All communications required or otherwise provided under this Agreement shall be in writing and shall be deemed given when delivered to the address provided below such party's signature (as may be amended by notice from time to time), by hand, by courier or express mail, or by registered or certified United States mail, return receipt requested, postage prepaid. The exhibits attached hereto are incorporated herein by this reference.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals effective as of the date first above written.


HARBINGER CORPORATION

By:
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Title:  Michael Lieb, Director of Human Resources

Date:
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1055 Lenox Park Boulevard
Atlanta, Georgia 30319


EMPLOYEE:  Daniel L. Manack

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Signature

Date:
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Address:
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